Exhibit 23.2(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 (Amendment No. 1), of our report dated August 25, 2007, relating to the statement of financial condition of United States 12 Month Oil Fund, LP as of July 31, 2007, and to the reference to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
August 29, 2007